UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): May 21, 2008
NEW CONCEPT ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 340
Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 972-407-8400
CabelTel International Corporation

(Former name or former address, if changed since last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     (a) Effective May 21, 2008, a Certificate of Amendment to the Articles of Incorporation became effective which amended Article One of the Articles of Incorporation to read as follows:
“Article One
The name of the corporation is New Concept Energy, Inc.”
With such amendment, the Registrant effectively changed its name from CabelTel International Corporation to New Concept Energy, Inc.
     The Registrant’s change of name and proposed Certificate of Amendment to the Articles of Incorporation was the subject of a Schedule 14C Information Statement filed by the Registrant and distributed to stockholders on April 30, 2008.
     With the change of name of the Registrant to New Concept Energy, Inc., there is no change in the outstanding number of shares of capital stock or authorized capitalization of the Registrant. However, the CUSIP number of the Common Stock, par value $0.01 per share has changed to 643611-10-6. There is no need for stockholders to surrender stock certificates to obtain new certificates bearing the new name. As shares are transferred in the future, new certificates bearing the new name will be issued to stockholders upon transfer.
     The shares of Common Stock of New Concept Energy, Inc. remain listed and traded on the American Stock Exchange under the symbol “GBR.”
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.
     The following exhibits are furnished with this Report:

Exhibit
Designation	Description of Exhibit

3.14*	Certificate of Amendment to the Articles of Incorporation effective May 21, 2008

3.15*	Certificate of Correction filed May 29, 2008, effective May 21, 2008

99.1*	Press Release dated May 21, 2008.

*Furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: May 30, 2008	NEW CONCEPT ENERGY, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President